Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Alaunos Therapeutics, Inc. of our report dated March 30, 2022, relating to the financial statements of Alaunos Therapeutics, Inc. and its subsidiaries appearing in the Annual Report on Form 10-K of Alaunos Therapeutics, Inc. for the year ended December 31, 2021.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

August 12, 2022